UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2005

RAIT Investment Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2005 at the Annual Meeting of Shareholders of the registrant (the "Annual Meeting"), the shareholders of the registrant approved a proposal to amend and restate the RAIT Investment Trust 1997 Stock Option Plan (the "Equity Plan"), including renaming the Equity Plan as the RAIT Investment Trust 2005 Equity Compensation Plan, increasing the number of the Company’s common shares authorized for issuance under the Equity Plan, modifying the types of grants that may be made under the Equity Plan and extending the term of the Equity Plan. The description of the terms and conditions of the Equity Plan set forth in the registrant's definitive proxy statement filed April 11, 2005 with the U.S. Securities and Exchange Commission relating to the Annual Meeting under the caption "PROPOSAL 2. AMENDMENT AND RESTATEMENT OF THE RAIT INVESTMENT TRUST 1997 STOCK OPTION PLAN" is incorporated herein by reference. A copy of the Equity Plan as amended and restated is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Investment Trust

May 24, 2005	By:	/s/ Ellen J. DiStefano

Name: Ellen J. DiStefano
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	RAIT Investment Trust 2005 Equity Compensation Plan